Exhibit 99.1

OZSC: Ozop Energy Systems Announces New Director of Business Development

WARWICK, N.Y., January 14, 2021 — Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), is pleased to announce the hiring of Mr. Allen Sosis as the new Director of Business Development for its subsidiary Ozop Energy Systems, Inc.

Mr. Sosis has over 20 years in solar and renewable energy, ranging from all aspects of engineering, procurement, and construction on both the residential and commercial sides of the business. With a degree in economics, he spent 2 years as a minor league baseball player before venturing out into real estate, eventually crossing over into solar energy with Solar Tech, increasing sales by 200% in the first year. He negotiated JV agreements and managed relationships with key partners which included, Quanta Renewable, Sun Edison, British Petroleum, and Solar Power Partners (SPP). His career includes business development for companies such as Clear Skies Solar, Demansys, AMK Energy Services, Energy Mngt Systems, Sensware, and Source Renewables, creating many of these companies’ sales infrastructure from financing to technology development.

“Allen is a walking Rolodex of contacts in renewable energy. Within his first week as a consultant, he established our supply chain and produced a pipeline showing $48 million in potential component sales for projects underway by a who’s who of energy companies.” stated Brian P Conway, Chief Executive Officer of OZSC. “He’s proven to be a highly competent professional with the energy and vigor needed to successfully launch this new division.”

“I look forward to working together with Ozop Energy and PCTI in developing Ozop Energy Systems into a global leader of supply chain solutions within the renewable energy market.” said Allen Sosis, “With the coming growth surge in renewable energy, we expect to capture a substantial share of these emerging and maturing sectors.”

For more information on PCTI please follow on the link, www.pcti.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

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About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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Investor Relations Contact

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